EXHIBIT 99.1

     American River Bankshares Schedules its Fourth Quarter Conference Call

Sacramento, CA, January 3, 2008 - American River Bankshares (NASDAQ-GS: AMRB) today announced that it will host a conference call on Thursday, January 17, 2008 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss fourth quarter 2007 financial results.

David T. Taber, President and CEO, and Mitchell A. Derenzo, Executive Vice President and Chief Financial Officer, both of American River Bankshares, will lead a live forty-five minute presentation and answer questions.

Shareholders, analysts and other interested parties are invited to join the call by dialing (877) 584-2599 and entering the Conference ID # 29914896. An encore of the call will be available two hours after the call's completion through January 31st by calling (800) 642-1687 or (706) 645-9291 and entering the Conference ID. After January 31st, a replay of the call will be archived on the `Investor Relations' page of www.amrb.com.

Fourth quarter 2007 financial results are scheduled to be released at market open on Thursday, January 17, 2008.


About American River Bankshares
-------------------------------

American River Bankshares [NASDAQ-GS: AMRB] is the parent company of American River Bank ("ARB"), a community business bank serving the Greater Sacramento Area in California that operates a family of financial services providers, including North Coast Bank [a division of "ARB"] in Sonoma County and Bank of Amador [a division of "ARB"] in Amador County. For more information, please call
(916) 851-0123 or visit www.amrb.com; www.americanriverbank.com; www.northcoastbank.com; www.bankofamador.com.


Forward-Looking Statements
--------------------------

Certain statements contained herein are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended,
Section 27A of the Securities Act of 1933, as amended, and subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the results in these forward-looking statements. Factors that might cause such a difference include, among other matters, changes in interest rates, economic conditions, governmental regulation and legislation, credit quality, and competition affecting the Company's businesses generally; the risk of natural disasters and future catastrophic events including terrorist related incidents; and other factors discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2006, and in reports filed on Forms 10-Q and 8-K. The Company does not undertake any obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or otherwise, except as may be required by law.


Page 4 of Page 4